Exhibit 32(b)

Certification by the Chief Executive Officer Relating to
the Annual Report Containing Financial Statements

I, Paulo Basilio, Executive Vice President and Chief Financial Officer, of H. J. Heinz Company, a Pennsylvania corporation (the “Company”), hereby certify that, to my knowledge:

1.
The Company’s amendment no. 1 to the annual report on Form 10-K for the period ended April 28, 2013 (as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 26, 2013

By:	/s/ Paulo Basilio
Name:	Paulo Basilio
Title:	Chief Financial Officer